UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2015 (December 18, 2015)
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Toys “R” Us, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)
(973) 617-3500
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
On December 18, 2015, certain subsidiaries of Toys “R” Us, Inc. entered into the Second Amended and Restated Syndicated Facility Agreement (the “Amended Credit Facility”) with Deutsche Bank AG New York Branch, as Administrative Agent, Security Agent and Facility Agent, Deutsche Bank AG New York Branch and Bank of America, N.A., as Co-Collateral Agents, and the other lenders party thereto, including Goldman Sachs International Bank, Citibank, N.A., J.P. Morgan Europe Limited, HSBC Bank plc and Wells Fargo International.  Toys “R” Us (UK) Limited, Toys “R” Us Limited, Toys “R” Us Iberia, S.A.U., Toys “R” Us GmbH and Toys “R” Us (Australia) Pty Ltd are the borrowers under the Amended Credit Facility and TRU Europe Limited (the “European Parent Guarantor”), TRU Iberia Holdings 1, S.L.U. (the “Spanish Parent Guarantor”), TRU Australia Holdings, LLC (the “Australian Parent Guarantor” and together with the European Parent Guarantor and the Spanish Parent Guarantor, the “Parent Guarantors”) and certain of their respective subsidiaries are the guarantors under the Amended Credit Facility. The Amended Credit Facility amended and restated Toys “R” Us Europe LLC’s and the Australian Parent Guarantor’s existing £138 million revolving credit facility due 2016 and provides for a five-year £138 million senior secured asset-based revolving credit facility.  Borrowings under the Amended Credit Facility are subject to, among other things, the terms of a borrowing base derived from the value of eligible inventory and/or eligible accounts receivable of certain of the Parent Guarantors’ subsidiaries organized in Australia, England and Wales, and France.
The terms of the Amended Credit Facility include a customary cash dominion trigger requiring the cash of certain of the Parent Guarantors’ subsidiaries to be applied to pay down outstanding loans if availability falls below certain thresholds. The Amended Credit Facility also contains a springing fixed charge coverage ratio of 1.00 to 1.00 based on the EBITDA and fixed charges of the Parent Guarantors and their subsidiaries.  Loans under the Amended Credit Facility shall bear interest at a rate based on LIBOR/EURIBOR plus a margin of 2.50% through the first fiscal quarter of 2016 and thereafter 2.25%, 2.50% or 2.75% depending on historical excess availability. A commitment fee accrues on any unused portion of the commitments at a rate per annum of 0.375% or 0.50% based on usage.
Borrowings under the Amended Credit Facility are guaranteed by the Parent Guarantors and certain of their material subsidiaries, with certain customary local law limitations and to the extent such guarantees do not result in adverse tax consequences.  Borrowings are secured by substantially all assets of the Parent Guarantors and the obligors organized in England and Wales and Australia, as well as by share pledges over the shares of other material subsidiaries and pledges over certain of their assets (including bank accounts and certain receivables), with certain customary local law limitations and to the extent such pledges do not result in adverse tax consequences. The Amended Credit Facility contains certain negative covenants applicable to the Parent Guarantors and their respective subsidiaries relating to incurrence of additional indebtedness, creation of liens on assets, repurchase of or restricted payments on capital stock, payment of dividends, and acquisitions, investments, mergers and consolidations.
If an event of default shall occur and be continuing, the commitments under the Amended Credit Facility may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed, may be declared immediately due and payable.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: December 23, 2015	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Executive Vice President - Chief Financial Officer